Form C

Cover Page

Name of issuer:

Balanced Software, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 8/17/2016

Physical address of issuer:

548 Market Street #90291
San Francisco CA 94104

Website of issuer:

https://balancemy.money

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

2/2/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$4,089.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($4,089.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Balanced Software, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Richard Burton	CEO	Balanced Software	2016
Ben Baron	CTO	Balanced Software	2016
Christian Baroni	Design	Balanced Software	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Richard Burton	CEO	2016
Ben Baron	CTO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Christian Baroni	1333333.0 Common Stock	33.33333
Ben Baron	1333333.0 Common Stock	33.33333
Richard Burton	1333333.0 Common Stock	33.33333

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Statements in this Form C regarding the Company, which are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, intend, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors. For a discussion of these and other related risks, please refer to the following "Risk Factors" in this Question 8. Forward-looking statements represent the Company's management's beliefs and assumptions only as of the date made. The Company assumes no obligation to update these forward-looking statements.

Any reference of "The Company", "We", "Our" or "Balance" is in reference to Balanced Software Inc.

The Company's current business model is not proven or a source of significant revenue. We currently have a stagnating user base and current revenues do not cover current expenditure of the company. As a result, the Company's business model is due to change and adapt according to market conditions, product market fit and finding a successful sales and revenue model.

The Company's business model depends on a number of factors. There is no assurance that the Company's business model will be successful or that the Company will generate increased revenues. The Company may be forced to change or abandon the Company's business model in order to find a product market fit and valuable revenue stream for its products and services.

In order to respond to market changes, the Company's management may from time to time make changes to the business of the Company. There are certain risks associated with such changes. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on the Company's business, results of operations and financial condition.

The Company's current software applications are new and therefore do not have a stable or significant customer base. It is necessary that Company grows the number of customers of rapidly, although, there is no guarantee the Company will do so.

The Company's ability to increase the Company's user base and revenues will depend heavily on the Company's ability to innovate and to create successful new products and services. If products or services the Company introduces fail to engage users, the Company may fail to attract or retain new users and may not be able to generate additional revenue and the Company's business may be materially and adversely affected as a result.

The development of new features and products is a complex and time-consuming process that may not be completed with the expected roadmap, as a result, products may fail to engage with users and the Company may not generate new revenue streams to an expected timescale.

The Company is an online software business and therefore has the following risks that could influence or affect the Company's business model and revenue:

- all electronic and user data must be secure and adhere to regulatory controls and requirements on storing personal data,
- the Company's products rely on API data and third party software and services, as a result, the viability, performance and liquidity of these suppliers could affect the Company's business activities significantly,
- the Company's code, from time to time, uses open-sourced and licensed code, as a result the Company must adhere to all licensing agreements in use of external code,
- the Company must rigorously test software to guarantee it's performance, and compliance to laws and regulations,
- costs of third party software, suppliers and infrastructure could increase at an unexpected rate and make the cost of the Company's products and services or the operation of the business unsustainable.

The Company's business model is dependent on third party mobile distribution partners including Apple. Should an event cause them to remove us from the app store our ability to grow would be significantly impaired.

The Company's business plan relies on hiring a key team of experienced product developers. Although every piece of due diligence is done before making a significant hire, the Company can not guarantee the performance, creativity or product building success of these key hires.

A significant amount of the team's time is spent working remotely. The Company uses the latest communication methods, such as Twist and Slack message apps, to make sure the team is working towards a common goal and product development, however, as the team expands it is unproven that this method is optimal to product development. As a result, it may be necessary for the team to find a more stable base. This could potentially result in departures in the Company if team members did not want to re-locate.

The Company has, and will be developing, a global team. As a result, the Company must make sure it is adhering to complex laws and local regulations regarding employing and hiring. It must also adhere to all international trade and tax requirements as a result.

The Board of Directors, at its sole discretion, shall have the flexibility to determine the use of proceeds, or to allocate the net proceeds to uses that the stockholders may not deem desirable, and consequently could have a materially adverse effect on the Company's business, results of operations and financial condition.

The Company's limited operating history may make it difficult to evaluate the Company's current business and the Company's future prospects. The Company has encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of the Company's limited resources, market acceptance of the Company's existing and future products and services, competition from established companies with greater financial and technical resources, acquiring and retaining users and developing enhancements to the Company's products and services. The Company cannot assure you that the Company will be successful in addressing these and other challenges the Company may face in the future.

Our ability to protect our intellectual property and proprietary technology is uncertain. We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use of disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

The Company has open sourced, or plans in to open source its code and intellectual property. By making elements of the Company's code and intellectual property freely available, it opens it up to being copied by other software developers and companies, thus potentially increasing its director competitors or devaluing the Company's resources.

The Company will need to raise additional funds in the future in order to fund marketing and operations to expand it's user based and rapid expansion, to develop newer or enhanced services, to respond to competitive pressures or to acquire complementary businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the rights of the Class A Common Stock. There can be no assurance that additional financing will be available on terms favourable to the Company, or at all.

If adequate funds are not available or not available on acceptable terms, the Company may not be able to fund its expansion, promote its brand names as the Company desires, take advantage of unanticipated acquisition opportunities, develop or enhance services or respond to competitive pressures. Any such inability would have a material adverse effect on the Company's business, results of operations, financial condition and prospects.

Investors will not see a return on the Company until acquired, IPO, or becomes profitable to start paying dividends to shareholders. None of those events are guaranteed to happen. Also, that dividends will only be paid if and when declared by the Board.

The Company expects competition in the blockchain and cryptocurrency space to continue to increase as the industry becomes larger as a whole and the technology develops. The Company competes with a number of other companies. Many of the Company's competitors are significantly larger than the Company is and have more capital to invest in their businesses. The Company believes that its ability to successfully compete against these and other potential competitors depends upon many factors both within and beyond the Company's control, including the following:

- the size and composition of the Company's user base;
- the timing and market acceptance of services, including the developments and enhancements to those services offered by the Company or the Company's competitors;
- the Company's ability to monetize activity on Discord's services;
- customer service and support efforts;
- marketing efforts;
- ease of use, performance and reliability of solutions developed either by the Company or the Company's competitors;
- the Company's ability to cost-effectively manage the Company's operations; and
- the Company's reputation and brand strength relative to the Company's competitors.

Many of the Company's current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger customer bases than the Company does. These factors may allow the Company's competitors to respond more quickly than the Company can to new or emerging technologies and changes in customer preferences. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies which may allow them to build a larger user base or to monetize that user base more effectively than us. The Company's competitors may develop products or services that are similar to the Company's products and services or that achieve greater market acceptance than the Company's services. This could attract users away from the Company's products and reduce the Company's market share.

Blockchain technology is still in its infancy and has not been proven in a large scale consumer space. A significant proportion of the Company's business model relies on factors in the blockchain space outside its control, including the following:

- growing amount of users using blockchain technology,
- new and improved uses of blockchain technology to solve consumer problems,
- public perception of blockchain technology,
- unknown and future regulatory laws and restrictions surrounding blockchain technology.

We believe that blockchains will become popular but that might not turn out to be the case.

Currently the Company's model is based on a simple user interface for personal balances, alongside creating software for crypto currencies and blockchain technologies. As the Company's business develops, its is likely that the Company will venture into the financial technology space where there is significant government regulation and control. In many countries and states, there is currently limited regulation or control of cryptocurrencies and blockchain technology. The Company has done very limited research on how future and current regulation and law could affect the Company's current or future business model. Thus, there could be significant current and future regulation that could affect the Company's business model and plan. As a result, regulation and law could make the Company's business model unviable now or in the future.

The near term business model will offer a simple user interface for personal balances. As such, Balance will be aggregating data from financial institutions and cryptocurrency based businesses and will not be directly subject to the financial regulation governing these parties. The Revised Payments Service Directive (PSD2) will enable Balance to access data through open banking API's. There is a risk that European banks may not comply with PSD2 in the allotted time frame. This would delay balances current timelines to onboard european bank accounts. Balance will comply with the security standards set out in PSD2 when accessing account data. Balance may also be subject to the General Data Protection Regulation (GDPR) as a data processor when providing services to European customers.

Although not directly regulated by the Financial Conduct Authority (FCA), Balance will endeavour to ensure the services linked into the balance platform operate within the FCA Treating Customers Fairly principles, will make educational information available and actively seek to remove services which do not comply with the regulation dictated by its jurisdiction.

The future business model may offer transactional services between traditional banking services, cryptocurrency financial services and service offerings based on a protocol. This may bring balance into scope for traditional financial regulations such as Anti Money Laundering Regulation (AML), Know Your Customer (KYC) & The Markets in Financial Instruments Directive (MiFID II). The implementation and maintenance of complying with these regulations could be a significant financial burden on Balance. As such, balance will consider the cost/benefit including any regulatory consequences when extending the services offered.

There is significant uncertainty in how Cryptocurrency and services based on Crypto technologies will be regulated in the future. It is likely that many of the traditional financial regulations will be applied to Cryptocurrencies in the future, however the scope and extent of the imposed regulations are unknown and will remain unclear for the near term. This may effect the Balance's strategy around developing crypto technologies but will not devalue the current business offering.

With the uncertainty around the regulations and laws surrounding Cryptocurrencies and Crypto technologies runs a higher risk of litigation. Balance will endeavour to minimise it's exposure to situations which entails regulatory and legal ambiguity.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: We will hire 2 people full time and work on support for tokens and iPhone.

If we raise: **$500,000**

Use of Proceeds: Hire one designer and three engineers full time. Spend money on marketing to promote Balance the app.

If we raise: **$1,070,000**

Use of Proceeds: Hire one designer, four engineers, and someone to help out with community support and marketing. Work on Balance for Android.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $250,000 of the securities, may receive an alternate Valuation Cap of $2.5 million will apply for the portion of their investment that is part of the first $250,000.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Valuation Cap) may be amended,
waived or modified as follows:

- (i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;
- (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and
- (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock (list each class in order of preference):			
Common Stock	5,999,999	3,999,999	Yes
Other			
			Choose

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	2,000,000

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2017	Section 4(a)(2)	SAFE	$60,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Expenses incurred by Richard Burton in connection with its organization have been recognized as a Related Party Payable. Subsequent to December 31, 2016, this amount converted to equity in the Company.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Today, Balance is a simple personal finance tool for your Mac's menubar. It is available in the U.S. Mac App Store. We make it easy to connect to and monitor your traditional financial accounts using and API from Plaid. We are building Balance as an app that will bring together all of the world's currencies, assets and digital tokens into one place. We want to support every bank account and every blockchain wallet. We want to support every country's currency and every crypto-currency.

Our menu bar app, Balance, represented 100% of our total revenue so far in 2017. The company made no revenues during the year ended December 2016. The app launched in January 2017 and is produced revenues of $7,360.36 in the year up to 30th June 2017.

Balance the App is a personal finance tool. It is built on the top of Plaid.com, which is an application programming interface for bank data. It allows users to see all their balances and transactions in one place. Revenues and users are currently not growing. This is because we shifted our focus to the blockchain space. We now realise that Balance is the perfect place to bring together traditional and digital assets into one place.

Our revenue streams have consisted of monthly subscription fees for the app. We are phasing out this model to pursue faster growth and find the perfect product market fit. In the next year, we want to:

Q3 2017 - Launch cryptocurrency and token support,

Q4 2017 - Launch our IOS app,

Q1 2018 - Launch globally.

Historical Operations

January 2016 - Balance began as an independent side project to a personal finance tool that we loved. When Mint.com removed their menubar app for macOS, we realised that there might be an opportunity to fill that gap.

July 2016 - We shipped our first beta to early testers and incorporated the company as Balanced Software, Inc. in Delaware.

February 2017 - We launched the Balance menubar app in the Mac App Store. It was featured on the store for one month, with great press and five star reviews.

June 2017 - We raised a small seed round of around $60,000 on a $2.5 million valuation.

June 2017 - Launched Balance Open - a free, open source Mac app for Bitcoin, Ethereum and Litecoin with initial support for Coinbase.

July 2017 - We have shifted gears from a self-funded indie company to a funded startup with a mission: we want to create the best user interface for digital currencies on blockchains and traditional assets in banks.

Full time founders:
Christian Baroni — Designed interfaces for Microsoft & Stripe
Ben Baron—Developed on Photos for Mac at Apple
Richard Burton — Mocked up early concepts for Ethereum

Full time team:
Raimon Lapuente — Developed software for SkyScanner
Kristina Tauchmannova - Ran Tech City, London
Charlie Ellington - Built up Soulshine Yoga Retreats

Part-time freelancers:
Sam Beckett — Designs interfaces and videos for Twist
Emma Renals—Worked with Morgan Stanley, UBS & Credite Suisse
Red Davies - Freelance Developer for MacOS and iOS
Trevor Philippi - Product Designer at Facebook

Advisors:
Chris Downer — Designs Sketch using Sketch
Sam Duke — Develops software at DeepMind Health

Financial Condition

As an early-stage company, we have experienced losses thus far in our short operating history. Total revenue was zero as the app developed during the year ended December 2016. As a side project, the founders worked frugality. Therefore, the total net loss was just $4,089.43 in the year ended December 31st 2016.

For 2017 our losses have been increasing as we've expanded our team to build better products. Up to the 30th of June 2017, we have amassed losses of $12,591.34.

From July 2017 onwards, we are expanding our design, development, marketing and operations team through independent contractors, new employees and service providers. As a result, we expect our expenditure to increase to an average of $67,200 per month to the year ended December 2017 if the round of funding is successful.

We do not expect to see a growth in the business in the current fiscal year, because we expect our losses to increase as the team and product is developed. Our products have had limited exposure in most markets. As an early-stage company, our operating history is very limited, making it difficult to assess the Company's present and future financial condition. However, we believe in the long-term, we have significant potential for growth. This is due to our expectation as the overall blockchain and cryptocurrency industry and technology grows. We will be able to build products fitting an increasing consumer need and offering significant value to customers. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties, "risk factors" could affect our financial condition, including the liquidity, cash flow and capital resources described below:

a) Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any. Balance the app currently has low revenues and is not growing.

b) To fund the team and product development, the Company relies on Investor capital. As a result, without investment, the Company will soon run out of liquidity.

Liquidity

At the end of the financial year ended December 2016, the company was still in it's infancy and therefore had no liquidity. The year's net losses were $4,089.45 balanced against $4,089.43 of owner's capital investment.

During 2017, the company has raised $60,000 in seed round investment.

2017 Financial Outlook

The below profit and loss estimates are only projections and are subject to significant deviation. Please also refer to "Risk Factors" in response to Question 8, which should inform and qualify the below projections.

As of the 30th of June 2017, the Company had $125,877.22 in capital on hand in the current business account. The Company's expenses up to the 30th June, have totaled $12,591.34 resulting in net losses of $5,329.98. We expect these expenses and losses to significantly increase as we expand our team and software building capabilities. As a result, we predict our net loss to year ending 31st December 2017 to be $392,780.

The net loss is based on operating costs including salaries, consultants, new hires, marketing and other miscellaneous expenses.

We anticipate using our available cash for operations within 2017. We base this estimate on our anticipated major expenditures over the next six months:

- Founders salaries - $10,000 per month
- Employee and contractor salaries - $35,000 per month
- Marketing and Promotion - $10,000 per month

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for the Company and capital to pursue further product development of its current mac app, Balance Open and future iOS app.

The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability.

The proceeds will improve liquidity and cash flow in the future by providing enough working capital for 12-months to:

- Build the team.
- Research and develop new and existing software that meets product-market fit.
- Find valuable sales models for the software to start generating higher revenues.

On current capital we can float the business for a further three months. The Company directors are prepared to step in as necessary with a loan if required to float the Company until further funding. Additionally, the Company intends to seek other funding sources in 2017, but there is no guarantee the Company will be successful.

We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

The company currently holds cash reserves of $125,877.22. This is the first major cash injection in the company and a 100% increase on the previous year. This increase resulted primarily from an increase a $60,000 raise from a seed investor.

The Company has no net cash provided to the year ending December 31st 2016. The company only had a small set of expenses paid for by the directors.

During 2017, the company has had two sources of net cash used in operating activities and product development by the company. They were;

- Total sales revenue of $7,360.36 between January 1st 2017 and June 30th 2017,
- Net cash from a seed round of investment, raising $60,000 on Simple Agreement for Future Equity (SAFE) at a $2.5million valuation.

Capital Resources

We have financed our operations through the following:

- Expenses paid for by the founders.
- Total sales revenue of $7,360.36 between January 1st 2017 and June 30th 2017,

- Net cash from a seed round of investment, raising $60,000 on Simple Agreement for Future Equity (SAFE) at a $2.5million valuation.

We have the possible alternative sources of capital should this fundraise not be as fruitful as hoped:

- Founder loan of up to $100,000.
- Raising further seed funding on a Simple Agreement for Future Equity at the same or lower valuation.

Cash on Hand / Burn Rate
The Company has $125,877 cash on hand as of 07/01/2017. Our burn rate is approximately $5,300 per month although this will rise in the coming months as members of the business are given salaries closer to market rate (see 2017 Financial Outlook above). We have an expected runway of five months before we'll need more funding.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://balancemy.money/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Balance SAFE
Balance SAFE Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Ben Baron
Christian Baroni
Richard Burton

Appendix E: Supporting Documents

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App to help people & businesses manage their banking and blockchain balances.


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Future Equity (SAFE)

$10M valuation cap

A SAFE gives you the right to future shares in Balance. If you invest, you're betting the company will be worth more than $10M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $2.5M Valuation Cap
Investors who fund up to the first $250,000 of this fundraise will invest at a $2.5M Valuation Cap.

INVESTOR PERKS

$1,000+	Access to our monthly call for major crowdfunding contributors
$10,000+	Balance will create your own ERC20 token you can load into future Balance products
$25,000+	Pro-rata rights and major investor status - Invite to all company retreats

> *We want to make it easy for everyone to use blockchains. Today, lots of people are really excited about crypto-currencies and blockchain apps, but very few people are using them on a daily basis. Balance will become a single place to see and exchange your banking & blockchain balances. We have already shipped an app that integrated with 15,000+ U.S. banks which was featured by Apple and has hundreds of paying customers. Now we want to add support for every digital currency exchange in the world.*



Richard Burton
CHIEF EXECUTIVE OFFICER, BALANCE

OUR AMBITION

The current financial system is built on outdated and legacy software. Blockchains are the bedrock of a more secure and open financial system. Our ambition is to help accelerate the shift to an open financial system by creating incredible products that work with banks and blockchains. We are nearly ready to ship the ability to buy and exchange digital currencies within the app. We have the partnerships in place to do this and the commissions we will earn will help us grow the company.

KEY FACTS

- Launched for banks and blockchains.
- Featured on the Apple Mac App Store upon launch.
- Team from Stripe, Apple & Ethereum.
- Advisors from Sketch & Deep Mind.
- MacStories & LifeHacker coverage.

https://balancemy.money

from San Francisco CA

SOFTWARE · B2B · SERVICES · TECH · BITCOIN · BANKING · B2C · APP · FIN TECH · BLOCKCHAINS · PAYMENTS · CRYPTOCURRENCY · FINANCE · MOBILE · SAAS

WHY I LIKE BALANCE

I have invested in over a dozen startups including as an LP in Techstars London and several of my own personal ventures. I've known Richard for many years and he is a force of nature. Richards integrity is exceptional and his track record of spotting new opportunities combined with his drive and speed of learning is very unusual. The team is also very talented and I'm very pleased to be one of the investors. Richard worked with the Ethereum team right at the beginning and understands the Blockchain market better than anyone I know.



Tim O'Shea

INVESTOR IN BALANCE, PARTNER AT TECHSTARS

THE BUZZ ABOUT BALANCE

I've spent enough time as a product engineer in startups to understand that execution is everything. As one of the very first users of Monzo's API, Balance has made it crystal clear that the future of wallet management lies with them. The Balance team embodies what it means to take an idea and execute it into beautiful functionality. Their obsession with user experience, coupled with a deep understanding of technology, makes them an unstoppable force.

James Nicholson

Lead iOS Engineer, Monzo

I've invested in dozens of high growth technology startups over the years, and been fortunate to have seen some great successes. I'm incredibly excited to back the team at Balance, they're a small team of world class creators who build beautiful products, and stay at the forefront of the most exciting markets in technology.

Josh Buckley

Founder of MinoMonsters and Investor

As a product designer I'm passionate about good design, and being a tech enthusiast I can see massive potential with cryptocurrencies. The Balance team are the only people I know who are looking to combine the two, and introduce crypto to the wider public – by making it accessible with beautiful design and a product sense. Their passion, knowledge, and vision was more than enough to convince me to contribute my time to work with them as an advisor.

Chris Downer

Designs Sketch Using Sketch

I have invested in over a dozen startups including as an LP in Techstars London and several of my own personal ventures. Richard's integrity is exceptional and his track record of spotting new opportunities combined with his drive and speed of learning is very unusual. The team is also very talented and I'm very pleased to be of the investors. Richard worked with the Etherium team right at the beginning and understands the Blockchain market better than anyone I know.

Tim O'Shea

Investor

I've been in the blockchain space since the early days and watched every company struggle with design. Richard and his team have been making products in blockchain usable for a long time now and I'm excited to see them do it again with Balance.

Teemu Paivinen

Blockchain and AI Entrepreneur

I've been following Balance and the team for over a year now. Their ability to provide beautiful, seamless experiences for people to build wealth and manage their money are unparalleled. I'd back them any day.

Zack Shapiro

Former Product Hunt Engineer

lifehacker

Balance Crams Your Bank Account Details Into Your Mac's Menu Bar

February 13, 2017

Balance is a Mac app that lives in your menu bar that gives you a summation of your bank accounts and allows you to set up custom rules for transaction notifications.

CCTV Cambridge Community Television
The Voice and Vision of Cambridge

Balance Brings Financial Accounts to the Mac's Menu Bar

February 2, 2017

The app supports thousands of financial institutions and takes advantage of some of Apple's latest innovations on the Mac like the Touch Bar and Touch ID.

Balance is an App for Your Money

We build products for protocols, and the first thing we're doing is a wallet aggregation app that is like Mint for cryptocurrency.



Accounts
Transactions
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Insights
account:schwab
when:this week
Charles Schwab
this week
All Categories
Amount
TODAY
Uber NYC
$1.00
YESTERDAY
Apple Store
$3042.59
Online Transfer from External Savings
$1842.59
MONDAY NOV 28
Starbucks NYC
177 8th Ave New York NY 10011
$6.42
M&T Bank
Visa Debit (4608)
Uber
$10.82
Updated 9 minutes ago

9,000+ Institutions

Banks, credit cards, investment accounts, online wallets. Paypal. Schwab. Fidelity. Chase. 9,000 others.

Always in Sync

Balance updates accounts throughout the day, so there's never any waiting involved.

Powerful Search

Quickly search through all transactions with powerful filters.

Private and Secure

User data is synced to your device through our secure data provider, Plaid. We never store it.

How We Got Started

We started building Balance for ourselves more than 18 months ago.



Apple & Ethereum

I met Ben Baron in 2014 when I got back from a run and opened the door to a hackers' warehouse I was living in. We were surrounded by nerds, startup types, structural engineers, bitcoin evangelists, incredible programmers, total beginners, and a lot of dreamers. It was a place for poor and ambitious people to get their start.

Both of us were searching for something fun to work on. Someone at Apple saw Ben's code on GitHub and asked him to come for an interview. He joined them to work on Photos for Mac.

I met the team behind Ethereum and flew back to England to work for them. Ben and I stayed in touch over the next couple of years and became great friends.

git init bal

In the summer of 2015, I was preparing for an interview with Plaid, a company that makes a unified Application Programming Interface (API) for banking data. I started hacking on a menubar app to display my banks' balances.

My friend Christian Baroni, a talented designer I knew from my time at Stripe, was staying with me in San Francisco. We started collaborating on a design for Balance while on a surf trip to Indonesia.

We spent a few weeks prototyping and developing a basic working version of the app. Some of the best work was done on a pirate ship which we took from Sumbawa to Bali.





Hello World

Ben left Apple in early 2016 to travel the world, learn Spanish, and work on fun projects. I had been showing Ben our progress on Balance. He started to get more interested in the project because it was a well-designed app for macOS that was written in Swift, Apple's brand new programming language for apps on its platform.

All three of us started collaborating over the internet to make Balance the best place for people to view and interact with their banking data. The app began as a side project but soon started to consume more of our time.

When the app started to take shape we registered a company, Balanced Software, Inc. and a domain, balancemy.money.

Launching Balance for macOS

Balance went live in the U.S. Mac App Store in February 2017. Apple were kind enough to feature the app on the homepage of the store for 3 weeks. The next month was a whirlwind of crazy work. We soon had thousands of downloads and hundreds of paying customers.

We worked hard to fix bugs, respond to customer emails quickly, and spread the word about the app. The app was covered by journalists at MacStories and Lifehacker, which helped enormously.

Our customers loved the app and we soon had a five star rating and lots of lovely customer feedback.


Balance
NOTEBOOK
Logic Pro X
RAW



The Blockchain Bubble

A month after the app launched, the price of Ether started to skyrocket. My one month of work for the Ethereum foundation was making more money each day than I used to make in a year.

Around the same time, Christian's roommate, Jesse Clayburgh, invited us both to the Caribbean to meet the team behind Filecoin. After I read the whitepaper and watched all of the videos of the founder speaking, I jumped on a few planes to try and understand what they were doing.

Both of us were blown away by the ambition of the team at Protocol Labs. When Juan Benet spoke, it felt like he had come back in a time machine to let us know how things were about to play out.

Banks and Blockchains

We started to realise that there is a huge opportunity for our company. Balance could become the best place to view all of your balances, whether they are in a bank or on a blockchain.

Thousands of banks around the world are opening up their data to developers. At the same time, thousands of teams are launching new blockchains powered by digital tokens. There is going to be an explosion in the number of ways people can create and transfer value. We want Balance to be the best place for people and businesses to visualise and interact with that value.

We launched Balance Open, an open source menubar app for viewing your Coinbase data as a first step down this path.



33%
Mon 2:21 AM
Accounts
Transactions
Notifications
Insights
CHASE
Chase Sapphire
5026
-$2682.40
Available:
$9,317.60
coinbase
Ether Trading
164.39 ETH
Bitcoin Store
12.39 BTC
Cash store
£ 4,912.68
BB&T
Visa Signature Credit Card
-$449.51

How We Will Make Money



coinbase
Ether Trading
164.39 ETH
$ 9,317.00
Bitcoin Store
12.39 BTC
$ 14,593.52
Cash Store
$6,840.00
$30,750.52

See & Convert

Our short term roadmap is focussed on giving people and businesses the ability to see and convert any balance from one form to another. Whether you hold Great British Pounds and Golem Network tokens, we will help keep track of it all and convert it.

We want people to be able to see their traditional and digital balances side by side. This requires us to integrate with the most popular traditional banks and digital currency exchanges.

We want people to be able to convert their traditional balances into digital balances quickly and cheaply. To do this, we will be integrating deeply with services like Coinbase, Transferwise and ShapeShift.

See for free, convert for a fee

Balance will become a free and open source app. If we get the data for free, we will allow our customers to see it for free. If the data costs us money, we will charge to cover that cost.

We currently think our revenue growth will come from allowing people and businesses to convert any balance from one form to another. All of the services we will use to do this will pay us a small commission. We will be totally open and transparent about the costs and our fee.

This freemium model will allow us to grow our userbase and customerbase quickly.


coinbase
Ether Trading
164.39 ETH
$9,317.00
Bitcoin Store
12.39 BTC
$14,593.52
Cash Store
$6,840.00
$30,750.52

Who We Will Integrate With


Bank APIs
Exchange APIs
Blockchains

PLAID

MELONPORT

POLONIEX

monzo

stripe

YODLEE

kraken

TransferWise

coinbase

ShapeShift

Our Hopes for the Future


24hr
7d
1m
12m
All
Blockchain Statistics
Mining Statistics

A Billion Blockchains

The Internet emerged from the website and the hyperlink. The Interchain will emerge from the block and the chainlink. Web standards defined Hyper Text Markup Language (HTML) and the Hyperlink. Chain standards will emerge for blocks and chainlinks. The core verb of the Internet is a request; the core verb of the Interchain is a transaction.

As the cost of building a blockchain drops to zero, the number of blockchains will increase exponentially. Billions of people will use applications powered by blockchains every day. Our hope is that Balance is the best place for people to make use of these blockchains. We want to help accelerate the shift of balances from private databases to public blockchains.

An Interchain Browser

In the early days of the Internet, normal people were shut out from the benefits because there was no easy way to navigate to websites. Then the Mosaic browser came along and everything changed. People could see the benefits of the Internet and they wanted to participate. We hope that the same thing is about to happen for the Interchain. Today, blockchains are incredibly hard to use. Even the best engineers and cryptographers find them hard to work with.

In the long term, we view Balance as an Interchain Browser on every major platform, from macOS to Android. Chrome helps you navigate the Internet; Balance will help you navigate the Interchain.


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CHASE
Chase Sapphire (5021)
-$2682.40
High Yield Savings
$0.00
Individual
$0.00
Investor Checking
$4912.68
Bank of America Cash Rewards Card
-$449.51
Balance
$40,234.32
Transactions
Search
Downloading transactions...
142
TODAY
Uber NYC
$1.00
YESTERDAY
Apple Store
$3042.59
Online Transfer from External Savings
$1842.59
ATM Withdrawal
$400.00
ATM Fee RED Pacasmayo
$5.07
MONDAY NOV 28
Starbucks NYC
$6.42
M&T Bank
Visa Debit (4289)
Uber
$10.82
Postmates
$30.99
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2 new
TODAY
Amazon for $692.12 in Premier Rewards Gold Card
Apple Store for $1998.99 in Schwab Investor Checking
YESTERDAY
Premier Rewards Gold Card balance is $7,042.26
Apple Store Bahnhofstrasse for $1998.99 in Premier Rewards Gold Card
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Your income was about
$8200 per month.
AUG SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL
You spent about
$6700 per month.


Verizon
9:41 AM
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You've spent $180.46 today.
That's 11% more than you usually spend.



How You Can Help Us

Download, test, suggest, request

If you are familiar with GitHub, you can watch the project, download the latest builds, and submit issues. We really appreciate it when people beta test our apps thoroughly. When users and customers of our apps suggest new features we are really responsive. If you are an engineer and want to submit a pull request, we would love to have you contribute.

There are lots of plans to reward our most active contributors in the future. We do not want people to give us their time for free. We will talk more about this in the near future.

In the meantime, see you on GitHub, Gitter and Twitter!

Invest in us

If you can spare $100 to invest in our WeFunder campaign, we would love to welcome you as a crowdfunder. If you are a more experienced investor and can commit $25,000, we would love to have you aboard as a full investor with pro-rata rights.

We want to build a sustainable company that will help accelerate the shift to an Open Source financial system. That will take a long time, a lot of talented people, and a significant amount of capital.

We know what we want to ship in the next 3 months. We have crazy ideas about we might be able to do in the future. As a team, we plan in quarters and dream in quarter centuries. Please join us!

What We Will Do With Our Money



Grow the team

We have lots of ideas about how to improve the state of blockchain software. With almost no capital and a few people, we have shipped a bunch of great work. Now we want to grow our team so we can massively increase our output.

Your money would help pay for these people. We are all taking just enough money to survive. We want Balance to succeed and so we try only spend money tools, travel & people.

There is an amazing set of people who are ready to join us full time when we can afford to pay them. Your money will help us do that so we can grow Balance.

Ship more software

With a great team of experienced designers, engineers and operators, we know we can ship a lot more software with the influx of capital.

There are so many sources of data to integrate and platforms to support. We want to appeal to a large userbase to our free apps and offer a set of premium services that people and businesses will pay for.

We want to do a lot more. Your money will help us do that. We want to raise a sensible sum of money and deliver an enormous amount of useful software. We will make something people want.



A Conversation with the Founder of Balance

What questions would you ask as an investor?

Tell us about the team?

Who are your competitors?

Responsible ICO

Will ICOs be regulated?

Let's Make Blockchains Easy to Use

July 27, 2017

A few years ago I went to a talk from Gavin Wood and heard him talk about Ethereum. He spoke about creating a global supercomputer that could power distributed applications and reshape the internet. Although I barely understood what he was saying, I was inspired by his vision. After the talk, I went up to him and asked if I could help out as a designer. We connected over Skype and he shared his vision for an App Store for the distributed web. I met Vitalik Buterin and some of the other folk involved in the Ethereum Foundation. We hung out at a few meet-ups, slept at hacker houses, and discussed the potential of the blockchain.

When I returned to England, I worked for a month to design a few of mockups of what an Ethereum browser would look like. I had only just started designing software and I did my best to help them visualise these incredibly complicated ideas. Eventually I ran out of money and moved on from the Ethereum Foundation to an agency in Brighton that could pay me in pounds. The Ethereum Foundation promised to send me some Ether. Those tokens changed my life.

When I was working on the designs for the Ethereum Foundation, one of the team said to me: "Richard, you do realise you can redesign the internet, right?". At the time, I thought he was absolutely nuts. Today, I see that there is a much bigger opportunity: we want to design the interface for the interchain. The interchain will emerge all of the blockchains are connected. The internet emerged when all of the intranets were connected.

Mosaic made websites easy to browse. Balance will make blockchains easy to use. We want to create a fast, free, open-source interchain browser that will help billions of people use blockchains in their daily lives. The majority of the world interacts with the internet using Chrome. We hope that the majority of the world will interact with the interchain using Balance.

Let's make blockchains easy to use by building an interchain browser together.

Much love,

Richard Burton

MEET THE FOUNDERS

Friends from Stripe, Apple & Ethereum



Richard Burton

Chief Executive Officer

Ran a website selling custom apparel, talked to customers at Stripe, studied at Recurse Center, cofounded sourcing.io, and designed interfaces for the Ethereum Foundation before their crowd sale.



Ben Baron

Chief Technology Office

Created iSub, a popular music streaming app for iPhone. Worked on the largest music streaming service in the Middle East. Joined Apple as a Software Engineer to work on Photos for Mac.



Christian Baroni

Chief Design Officer

Released one of the most popular jailbreak apps on the Cydia store back in the day. Worked with Microsoft on Office for Mac and iOS. Designed user interfaces and icons for Stripe and Clearbit.

AND THE REST OF THE TEAM



Charlie Ellington

Finance, Marketing and Business Operations

Founded and built up Soulshine Retreats.



Jin Chung

Freelance Developer

Software Development at eBay, Recurse Centre, UPS



Red Davis

Freelance Developer

macOS and iOS Development



Christopher Downer

Advisor & Designer

Designs Sketch (the leading Mac design app), using Sketch.



Raimon Lapuente Ferran

Lead Engineer

Lead developer at Skyscanner and Lyst.



Kristina Tauchmannova

Community Building

Built the community at Tech City UK.



Trevor Phillippi

Freelance Designer

Product Designer at Facebook

RAISED $60,550 FROM 5+ INVESTORS

Chris Muktar

Aashay Sanghvi

James P Turley

Nicholas Jones

DETAILS

– COLLAPSE ALL

What is Balance? ^

Balance began life as an independent side project to create an alternative to Mint.com for the Mac. Three of us came together and worked part time to create a personal finance tool that people wanted to use. We built Balance on top of Plaid.com, which is an application programming interface (API) company for banking apps. We launched it and started getting really good press and five-star reviews. All of the customers really love it and we have a little bit of revenue.

I worked on the digital currency Ethereum for a month and was paid in Ether. At the beginning of 2017, Ethereum really started to take off. I dove back into the blockchain community and realised that there are lots of great protocols but very few great products. With Balance, we want to ship amazing products for protocols. Our first product is an app that brings together your bank and blockchain balances into a single place. We are building on what we learnt in the last year to create an easy-to-use tool.

What is the landscape for online wallets? There's already Mint, Coinbase, and a variety of others. How do they fall short? ^

At a high level, the blockchain stack is made up of three layers: protocols, exchanges, and products. The Bitcoin and Ethereum protocols are the bedrock of the system. Exchanges like Coinbase and Kraken built on top of these protocols to allow people to convert their traditional money into digital currencies. We are now starting to see the product layer kick into gear. We think a lot of great products are coming down the pipeline. Our hope is that Balance will become one of the best interfaces to blockchains out there.

At Balance, we want to integrate with banks, exchanges and blockchains directly. This will give our customers the best user interface to view their value. This value could be stored in a private banking database or an encrypted public blockchain —Balance will integrate as many of these stores of value as possible.

Mint.com is the original personal finance app. When it launched, it helped millions of people get a handle on their money. That is why Intuit acquired them. We are not building a personal finance tool for budgeting and normal spending. Our focus is on helping people see their traditional and digital assets side-by-side. Once we have built that, we want to make it simple for people to use and interact with the best blockchains.

What are protocols in the sense that Balance refers to them?

A protocol defines a way for two things to interact. In technology, protocols define a way for computers to communicate. At Balance, we are referring to blockchain-based protocols like Bitcoin and Ethereum.
There are some protocols we use every day. When you send an email, you send out an Simple Mail Transfer Protocol (SMTP). When you publish to a website, you usually use File Transfer Protocol (FTP). These are protocols that you might come across in your day-to-day life. If you are in Argentina and you want to store value without having the government destroy it, you use the Bitcoin Protocol. These are the different protocols and they all have different use cases. You're starting to see a few interesting new ones pop up such as Filecoin. They want to create an incentive layer for all of the unused file storage. The goal is to be on top of the Interplanetary File System (IPFS) and be able to access webpages even when your computer is offline. These are all protocols.

The protocol I worked on was Ethereum, which became a pretty good system for digital contracts. If you want to build a trading system that checks something once a day, Ethereum is very useful. Companies are creating loans, shares, and insurance contracts with the protocol.

The first websites were really hard and expensive to build. When the cost dropped, the number of web pages increased exponentially. We believe that a billion protocols are going to flourish when the cost of starting one drops. There will be five or six protocols that are incredibly valuable. That is our big bet: the best protocols are still to come.

We believe protocols will emerge for all kinds of use cases, things we haven't thought of yet. You could not have predicted Airbnb or Uber or any of these services—they came later. In the same way, we can't predict what is going to come out of this huge mass of protocols.

What is an initial coin offering (ICO) and how will Balance be involved when a new company raises money for its venture?

An ICO is the popular term for raising money from the blockchain community by issuing a digital token and selling it to people. Ethereum raised $17mm by selling tokens. Anyone who invested in their offering and held has seen 500-1000x return on their money. This has created a huge class of Ether millionaires who are all re-investing their money into any project that shows promise.

Essentially, if you want to participate in an ICO, you've got to understand the terms, which are different for each one. Then you have to obtain some cryptocurrency, like Bitcoin or Ethereum using Coinbase. Then you need to pre-register for the sale event. Then, when the team open up the floodgates, you have to send your money and hope for the best. There is no control and there is no due proper process in place. A lot of people are pitching things through poorly made websites and raising huge sums of money. There is a lot of promises from these teams and very little software to show at this stage.

How do these coins have real value?

Every coin is different. Bitcoin is a form of digital cash. Ether is computational fuel for smart digital contracts. Some act as useful tools and others represent shares in a new project. Every coin is unique and figuring out its underlying value requires a lot of in-depth knowledge.

Filecoin places a real value to the coin. When you buy Filecoin, you're buying the ability to buy storage. But the interesting thing about Filecoin is that it floats against space multiplied by time. The idea is that one megabyte of storage over one week would cost X. You want that to go down and you want Filecoin's value to go up. This is why somebody needs to come into this space and actually do some due diligence. No one is taking the time to clearly explain why the underlying economics of what you're buying is either good or bad. People are just buying it on faith. There's too much belief and not enough research, too much hype and not enough considered investment, too much fever and not enough sober investing.

Where does Balance fit into that?

If a blockchain like Filecoin succeeds, you will need a place to interact with it. Imagine something like Dropbox for Filecoin. If an insurance blockchain takes off, how do you create your insurance contract? If a chain that does retirement accounts succeeds, what will be the best user interface for that? Protocol developers are amazing at low-level work with computers but they often lack the ability to design great customer experiences. That is where Balance can fit in. Protocols are open to anyone. We can build amazing apps that make it simple for people to use these blockchains every day.

Will it be your responsibility to vet the protocols?

We are looking at dozens of protocols each week, and we choose the ones that we spend time and energy on very carefully. We will aim to support the hodling (in joke for crypto-nerds) of any protocol's token but we will only be building customer user interfaces for the ones we believe in.

Where do banks fit into this?

There is huge pressure for every bank to give developers access to customer data through application programming interfaces (APIs). In the U.S. we have integrated with Plaid.com, which aggregates all of the country's banks into a single API. There are more aggregators, like Yodlee.com, who we plan to work with. In the E.U., there is a huge piece of legislation called the Revised Payments Service Directive (PSD2), which encourages banks to work together and let customers share their data with developers. The trend is really clear: banks are opening up to developers. Balance and our customers will benefit enormously from this.

When did this idea get started and how much progress have you made since then?

We started building the Mac app for ourselves around 18 months ago as a side project. We had a really nice launch in February and got positive press coverage. We were featured by Apple for three weeks in the U.S. Mac App Store. We now have 430 paying customers.

We recently launched a new product called Balance Open. It is a free tool to check data from the popular digital currency exchanges Coinbase, GDAX and Poloniex. The code is open source so anyone can verify that it is safe to use. We plan to bring these two separate apps together so people can see their traditional and digital assets together in one place.

How big is the potential market for cryptocurrency?

A few million people hold digital assets and about 100,000 people work in the blockchain space. We think both numbers are going to increase 1000x. The industry is going to expand enormously.

How might the legal landscape around cryptocurrency affect Balance?

Currently Balance only uses the APIs of cryptocurrency exchange platforms, so we are only indirectly affected by legislation in this area. As we move into more direct support of cryptocurrency wallets and money transferring, we will ensure we comply with all current and future regulations. There is no current legislation that we are aware of that would affect our near term revenue streams, and we are closely following new legislation to ensure that we remain legal as new laws are passed.

What are your goals for Balance in the next year? ^

We would like to add support every single existing protocol and all popular protocol exchanges to increase the value of our free product. We will be merging our protocol and traditional banking products into one; launching on iOS and Android; and increasing our revenue by leveraging our free product--which is access to protocols--to increase subscriptions for access to traditional bank and credit accounts as well as adding support for converting between different protocol tokens for a small fee to monetize our free users.

How are you paying for expenses and new hires? ^

To bootstrap Balance, Richard has sold 5,000 Ether, and Ben and Christian have lived off of savings and credit. Since launching, Balance also has a revenue stream from App Store subscriptions and has raised $130,000 in seed funding to pay for initial hires.

Why are you the best people to make Balance a success? ^

I do not know if we are the best people, but I do think we have managed to assemble an amazing team who have a proven track record of shipping great software. We are going to give it a good crack.

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RISKS SPECIFIC TO BALANCE

1.

Statements in this Form C regarding the Company, which are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, intend, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors. For a discussion of these and other related risks, please refer... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Balance is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?



Benjamin Baron

Senior Full Stack Software Engineer

Balanced Software • Self taught

Colombia • 434

Send InMail | More •••

I am not currently looking for employment. Please do not contact me about new career opportunities at this time.

Experience

Cofounder and Lead Developer
Balanced Software
Jan 2016 – Present • 1 yr 8 mos
San Francisco, CA

Along with my two cofounders Richard Burton and Christian Baroni, I'm developing a finance menubar app for Mac called Balance. http://balancemy.money

I am responsible for the majority of software development, both front-end in Swift and back-end in Go. Also heavily involved in UX and design decisions.

Application UI Engineer
Apple
Nov 2013 – Jan 2016 • 2 yrs 3 mos
Cupertino, CA

I worked on the UI team on Photos for OS X, starting about one year before the release of Photos 1.0 and continuing to see through multiple update releases.

My primary responsibilities included grid infrastructure and drag and drop, though I was also involved in various other areas of the application as needed.

Lead Mobile Developer
Anghami
Aug 2012 – Nov 2013 • 1 yr 4 mos
Beirut, Lebanon

Anghami is a international music subscription service with a focus on the middle eastern market.

As a contractor working remotely, I single-handedly developed the Anghami iOS app for iPhone and iPod touch with more than 1 million downloads in the App Store.

Continuing to work remotely, I was brought on for a long term position as Anghami's lead mobile developer. My duties included continuing to be the sole supporter of the iOS app, assisting in the day to day development of the Android and Blackberry 10 apps, and assisting with back-end issues when necessary.

Owner/Software Engineer
Einstein Times Two Software
Jan 2010 – Nov 2013 • 3 yrs 11 mos
San Francisco Bay Area

Einstein Times Two Software was the moniker of my independent software development company focused on bringing high quality apps to the iOS and Android platforms.

With Einstein Times Two Software, I developed complex, network-oriented applications backed by world-class direct customer support.

My currently released product is iSub Music Streamer (http://isubapp.com), a highly rated app for iPhone, iPod touch, and iPad.

We were also completing the development process on the WaveBox media server and Wave mobile and desktop media streaming apps, before my transition to Apple.

Owner/Consultant
Datastar Consulting Services, Inc.
Apr 2009 – Nov 2013 • 4 yrs 8 mos
San Francisco Bay Area

I performed full stack software development services as well as high level project consulting in the following areas:

• Technology overview and selection, such as choosing the best platform/languages for the project

• Evaluation of potential implementation problems and pain points

• Time to market estimates, given the current available information

• Application architecture and high level design

• Code review

• Any other high level design or technology choices

I believe I can be particularly useful to new founders with great ideas, but that do not necessarily come from a technical background. I can assist in selecting the correct technologies so the project doesn't build itself into a corner, helping to evaluate potential developers, and assist in any other area where many years of general computer and technology experience and/or software development experience is essential to make informed decisions.

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Education

Self taught

Featured Skills & Endorsements

MySQL · 33	Endorsed by **Eric Potvin and 5 others who are highly skilled at this** Endorsed by **15 of Benjamin's colleagues at World Avenue**
Linux · 26	Endorsed by **Alex Moening, who is highly skilled at this** Endorsed by **10 of Benjamin's colleagues at World Avenue**
Databases · 26	Endorsed by **11 of Benjamin's colleagues at World Avenue**

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Recommendations

Received (5) | Given (1)

Karabi Mishra
Solutions Consultant at T. RowePrice
September 11, 2007, Benjamin worked with Karabi in the same group

I have worked with Benjamin in various projects over two years and have always been impressed with his ability to pick up new skills. He is a self learner, self motivated and extremely energetic and hard working. He completely enjoys what he does and it shows. He has great people skills and very well liked by his colleagues.

Rob Erie
Director, Big Data Development at TransUnion
September 5, 2007, Rob managed Benjamin directly

Ben is a dedicated and well respected member of the DBA staff. His attention to detail blends well with the duties of his position. He is a quick study and capable of implementing new techniques in a fast pace work environment. We are lucky to have him as a member of the staff and look foward to working with him for years to come.

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Accomplishments

1 **Project**
WaveBox - open source personal media server

Interests

Silicon Valley iOS Developers and ...
5,630 members

Open Source
182,499 members

Streaming Media Professionals
27,753 members

Apple
3,530,191 followers



Christian Baroni

Product designer formerly at Stripe, worked on Mac and iOS Office at Microsoft. Now building things.

Balance

Greater New York City Area • 357

Send InMail

More •••

✓ product design ✓ user interface design ✓ icon design ✓ interaction design ✓ web design ✓ front-end development ✓ prototypes Designer from NYC who writes a bit of code. Currently accepting a small number of projects with intere…

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Experience

Designer & Co-Founder
Balance
2016 – Present • 1 yr

An app for your money. Available on Mac and coming soon to iOS.

https://balancemy.money

Designer
baroni.co
Jul 2013 – Jan 2016 • 2 yrs 7 mos
Greater New York City Area

Worked with a variety of companies on web and product design.

Freelance User Interface Designer
Groupon
May 2013 – Jul 2013 • 3 mos
San Francisco

Product Designer
Stripe
Jun 2012 – Feb 2013 • 9 mos
San Francisco Bay Area

Product Designer
Microsoft
Jun 2011 – Jun 2012 • 1 yr 1 mo

Part of a small team of designers who led the design of Mac Office 2016.

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Featured Skills & Endorsements

User Interface De… · 22 — Endorsed by **Fares Farhan and 4 others who are highly skilled at this**

User Experience · 14 — Endorsed by **6 people who know User Experience**

Web Design · 14 — Endorsed by **Daniel Waldron and 5 others who are highly skilled at this**

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Accomplishments

1 **Project**
iClassic iPhone Application

Interests

Stripe
36,700 followers



Richard Burton

CEO at Balance

Balance • UCSB

London, Greater London, United Kingdom • 500+

Send InMail | More ···

I like kites and computers.

Richard's Activity
784 followers

+ Follow

"Blockstream have raised *so* money. But what have they actually shipped?"
Richard shared this

I will never forget the day I met Patrick Collison and John Collison. They were
Richard shared this

The speed of light will be the ultimate constraint for the IOTA and its network
Richard shared this

So IOTA is not a blockchain. It is a tangle. I think this is level 4/10 rabbit
Richard shared this

Decred shipped a hybrid Proof of Work and Proof of Stake system so people
Richard shared this

The Credo token from bitbounce is a reputation system for people to reduce
Richard shared this

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Experience

CEO
Balance
Sep 2015 – Present • 2 yrs
San Francisco

The way money should be.

http://bal.money

Freelance iOS & Android App Designer
Brightec
May 2014 – Oct 2015 • 1 yr 6 mos
Remote

I worked on several apps for Brightec. The largest of which was for LowCostHolidays.com.

Designer
Ethereum
May 2014 – Jun 2014 • 2 mos
London, United Kingdom

I designed some of the early concepts for a blockchain browser and dapp store.

Freelance iOS Designer
Blurtit Limited
Jan 2014 – Feb 2014 • 2 mos

Worked on Blurtit's iPhone app.

Cofounder
Sourcing.io
Oct 2013 – Jan 2014 • 4 mos
Worldwide

Working with customers to help them source talented software engineers.

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Education

UCSB
Certificate, Accounting
2010 – 2011

Edinburgh University
Dropped out, Politics
2008 – 2009

I started the course but enjoyed working on hoodeasy more than studying Politics. Left during freshman year.

Norwich School
GCSEs & A-Levels
2001 – 2007

A Levels - 3 As
GCSEs - 8 A*s 1 A

Featured Skills & Endorsements

E-commerce · 23	Endorsed by Tim O'Shea, who is highly skilled at this
Entrepreneurship · 18	Endorsed by Tim O'Shea, who is highly skilled at this
Google Analytics · 15	Tom Burton and 14 connections have given endorsements for this skill

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Recommendations

Received (1) | Given (5)

Tim O'Shea
Investor
December 8, 2015, Tim was a client of Richard's

Richard takes the meaning of UX design to a whole new level. His obsession with making the user experience the best it can be means design with great attention to detail which just works. If you work with Richard he will always give you 110% delivering products which are well thought out and please the users. His experience goes well beyond design into many aspects of business and so he clearly understands the business case of what you are trying achieve. If you have have high design standards then hire Richard!

Accomplishments

1 Project
KikBase

Interests

Blurtit Limited
40 followers

Tim Brown
CEO at IDEO
1,385,740 followers

Ben Horowitz
Horowitz at Andreessen Horowitz
223,256 followers

Bitcoin P2P Digital Currency
28,973 members

Crypto Valley Summit
133 members

EverString
3,112 followers

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